Independent Auditors' Report on Internal Accounting Control
The Board of Directors and Shareholders
Sit Money Market Fund, Inc.
Sit U.S. Government Securities Fund, Inc.
Sit Mutual Funds II, Inc.:
In planning and performing our audits of the financial statements of Sit Money 0Market Fund, Inc., Sit U.S.
Government Securities Fund, Inc., Sit Bond Fund (a series of the Sit Mutual Funds II, Inc.), Sit Tax-Free
Income Fund (a series of the Sit Mutual Funds II, Inc.), and Sit Minnesota Tax-Free Income Fund (a series of the Sit Mutual Funds II, Inc.) for the year ended March 31, 2001, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
Form N-SAR, not to provide assurance on internal control.
The management of Sit Mutual Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.
Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public
Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2001.
This report is intended solely for the information and use of management, the Board of Directors, and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

	KPMG LLP


Minneapolis, Minnesota
May 4, 2001